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                                  EXHIBIT 99.1
                           STOCK REDEMPTION AGREEMENT

         THIS AGREEMENT, dated as of May ___, 2001 ("Agreement"), is by and between New Horizon Kids Quest, Inc., a Minnesota corporation ("Company"), and Lakes Gaming, Inc. a Minnesota corporation and a shareholder of the Company ("Seller").

                                   WITNESSETH

         WHEREAS, the Company desires to purchase and retire 875,000 shares of its common stock, $.01 par value, owned by the Seller (the "Shares") on the terms and conditions as set forth herein; and

         WHEREAS, the Seller desires to sell the Shares to the Company on the terms and conditions as set forth herein; and

         NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       SALE OF SHARES TO THE COMPANY.

         1.1 Subject to the terms and conditions hereof, the Seller hereby agrees to sell, transfer and deliver to the Company the Shares.

         1.2 In consideration for sale of the Shares to the Company, the Company shall, as provided in this Agreement, pay to the Seller the purchase price set forth in Section 2 of this Agreement (the "Purchase Price").

         1.3 At the Closing, the Seller shall transfer and deliver to the Company certificates representing the Shares, duly endorsed in blank or accompanied by duly executed stock powers in blank with the signature guaranteed by a bank or trust company.

2.       PURCHASE PRICE; PAYMENT.

         2.1 The purchase price payable to Seller for each of the Shares is $1.25, aggregating of $1,093,750 (the "Purchase Price") plus interest at a rate equal to 10% per annum on the unpaid Purchase Price. Interest shall accrue on the Purchase Price commencing on the execution of this Agreement and shall terminate upon the Closing Date.

         2.2 The Purchase Price shall be paid on the Closing Date (defined in Section 6.1 below) by wire transfer of immediately available funds to an account specified by Seller at least 48 hours prior to the Closing Date or in the event wire instructions are not provided, by check.

3.       CANCELLATION AND RETIREMENT OF SHARES.

         Upon redemption by the Company, the Shares shall be deemed canceled, retired and returned to the status of authorized but unissued shares.

4.       REPRESENTATIONS AND WARRANTIES OF SELLER.

         Seller represents and warrants that:


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         4.1      Seller is the record owner and holder of the Shares. Seller will not, prior to the Closing Date, assign, sell or transfer any of the Shares.

         4.2 Seller has all requisite corporate power to execute and deliver this Agreement. The execution, delivery and performance of this Agreement by the Seller have been duly and validly authorized by all necessary corporate action, and this Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by judicial limitations on the right of specific performance.

         4.3 On the Closing Date, Seller will sell, assign and transfer the Shares to the Company free and clear of all liens, encumbrances, charges and assessments of any nature and subject to no restriction on transferability, other than compliance with United States securities laws and "Blue sky" or state securities laws.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

    The Company represents and warrants to the Seller as follows:

         5.1 The Company has all requisite corporate power to execute and deliver this Agreement. The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized by all necessary corporate action, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by judicial limitations on the right of specific performance.

         5.2 There are no legal restrictions on the Company's ability to purchase the Stock.

         5.3 No consents from third parties are required to enable the Company to enter into this Agreement or consummate the transactions contemplated hereby.

6.       CLOSING.

         6.1 Time and Place. The closing of this transaction shall take place within 48 hours after written notice of same is provided by the Company to Seller but in no event later than the sixth month anniversary date of this Agreement (the "Closing Date").

         6.2 Documents to be Delivered by Seller. At the closing, Seller shall deliver to the Company the following documents:

                  (a) Certificates representing the Shares duly endorsed in blank or accompanied by duly executed stock powers in blank with the signature guaranteed by a bank or trust company; and

                  (b) A certificate signed by the Chief Executive Officer of the Seller that the representations and warranties made by the Seller in this Agreement are accurate in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on or given on and as of the Closing Date and that Seller has performed and complied with all of its obligations under this Agreement which are to be performed or complied with by, prior to or on the Closing Date.


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         6.3      Documents to be Delivered by the Company. At the Closing, the
                  Company shall:

                  (a) cause the total Purchase Price plus accrued interest for the Shares to be paid; and

                  (b) deliver a certificate signed by the Chief Executive Officer of the Company stating that the representations and warranties made by the Company in this Agreement are substantially accurate in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on or given on and as of the Closing Date and the Company has performed and complied with all of its obligations under this Agreement which are to be performed or complied with by, prior to or on the Closing Date.

7. PERSONAL GUARANTEE OF WILLIAM DUNKLEY. The obligations of the Company hereunder shall be personally guaranteed by Mr. Dunkley and Mr. Dunkley shall execute such form of personal guarantee as shall be reasonably satisfactory to the parties.

8.       MISCELLANEOUS.

         8.1 This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         8.2 All notices and communications pertaining to this Agreement shall be made in writing and shall be deemed sufficiently given if delivered in person or sent by facsimile to the respective parties as indicated below, or mailed by first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


         To Seller:           Lakes Gaming, Inc.
                              130 Cheshire Lane
                              Plymouth, Minnesota 55305

         Copies to:           Neil Sell, Esq.
                              Maslon Edelson Borman & Brand
                              3300 Norwest Center
                              90 South Seventh Street
                              Minneapolis, Minnesota 55402
                              (Fax) 612-672-8397

         To Company:          New Horizon Kids Quest, Inc.
                              16355 36th Avenue North
                              Suite 700
                              Plymouth, Minnesota 55446
                              (Fax) 763-383-6271


         Copies to:           Anthony Marick, Esq.
                              Dunkley, Bennett, Christensen & Madigan, P.A.
                              Suite 700
                              701 Fourth Avenue South


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                              Minneapolis, Minnesota 55415
                              (Fax) 612-339-9545

         8.3 This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

         8.4 This Agreement may not be assigned by any party without the prior written consent of the other parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

         8.5 The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party hereto waives any objection to the imposition of such relief.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            SELLER:

                                            LAKES GAMING, INC.


                                            By:   /s/ Lyle Berman
                                                  ---------------

                                            Its:  /s/ Chairman
                                                  ---------------



                                            COMPANY:

                                            NEW HORIZON KIDS QUEST, INC.


                                            By:   /s/ William Dunkley
                                                  -------------------

                                            Its:  /s/ Chief Executive Officer
                                                  ---------------------------

I guarantee to be bound by the terms and conditions of the Company as set forth herein.

                                            /s/ William M. Dunkley
                                            ----------------------
                                            William M. Dunkley


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